Exhibit 99.1

ADVANCED DRAINAGE SYSTEMS, INC. ANNOUNCES

DELAY IN FILING FISCAL 2015 10-K

HILLIARD, OH—(July 15, 2015) – Advanced Drainage Systems, Inc. (NYSE:WMS) (the “Company”), the leading manufacturer of high performance thermoplastic corrugated pipe and related products, announced today that it has delayed the filing of its Annual Report on Form 10-K for the fiscal year ended March 31, 2015 beyond the July 14, 2015 extended filing date.

As previously disclosed by the Company in its Form 12b-25 filed with the Securities and Exchange Commission on June 30, 2015, the Company is reviewing methodologies utilized in its year-end inventory costing analysis and the related impact on the Company’s fiscal year 2015 financial statements. This review is ongoing, and is primarily due to the need to assess the impact of highly volatile raw material costs during the Company’s fiscal 2015 fourth quarter. Although the Company’s independent public accounting firm is performing audit testing procedures for such items, the Company anticipates that the effect of this review will be a reduction of year-end inventory values for fiscal year 2015 as compared to previously reported amounts, and a related increase in cost of sales. The Company anticipates these adjustments will have a positive impact on cost of sales in fiscal year 2016. The Company intends to make any necessary adjustments to its previously issued earnings release for the fourth-quarter and full fiscal year 2015 in light of the above concurrent with the filing of its Form 10-K.

As part of the review process, the Company is now also conducting a review of its accounting treatment for its transportation and equipment leasing program. The Company’s transportation and equipment leases have historically been recorded as operating leases and the Company is now in the process of re-evaluating whether it is necessary to record such leases as capital leases.

The Company is working diligently to conclude its review and analysis of the items described above as well as the Company’s journal entry control processes as previously disclosed, and will announce its anticipated timing via press release once known.

About Advanced Drainage Systems, Inc.

Advanced Drainage Systems (ADS) is the leading manufacturer of high performance thermoplastic corrugated pipe, providing a comprehensive suite of water management products and superior drainage solutions for use in the construction and infrastructure marketplace. Its innovative products are used across a broad range of end markets and applications, including non-residential, residential, agriculture and infrastructure applications. The Company has established a leading position in many of these end markets by leveraging its national sales and distribution platform, its overall product breadth and scale and its manufacturing excellence. Founded in 1966, the Company operates a global network of 61 manufacturing plants and 29 distribution centers.

Special Note Regarding Forward-Looking Statements

This press release contains statements that may be deemed to be forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

ADVANCED DRAINAGE SYSTEMS, INC.         4640 TRUEMAN BOULEVARD,         HILLIARD, OH 43026     TEL: 614 / 658-0050         800 / 733-7473

HTTP://WWW.ADS-PIPE.COM

Such statements include, but are not limited to, the Company’s statements regarding the anticipated timing of filing of its annual report on Form 10-K and any impact the conclusions resulting from the audit of the Company’s fiscal 2015 financial statements may have on previously reported financial statements. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements include, but are not limited to, the timing and outcome of the areas that are the subject of further analysis and review as described in this press release, any further delay in the filing of the Company’s annual report on Form 10-K, the impact on any previously reported financial statements, additional uncertainties related to accounting issues generally and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information, please contact:

Michael Higgins

(614) 658-0050

mike.higgins@ads-pipe.com

ADVANCED DRAINAGE SYSTEMS, INC.         4640 TRUEMAN BOULEVARD,         HILLIARD, OH 43026     TEL: 614 / 658-0050         800 / 733-7473

HTTP://WWW.ADS-PIPE.COM